UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 16, 2004

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15279 Alton Parkway, Suite 100, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Item 5. – Other Events and Regulation FD Disclosure

On June 16, 2004, the Registrant entered into an Amended and Restated Supply Agreement (the “Supply Agreement”) and a Technology License Agreement (the “License Agreement”) with Biozyme Laboratories Ltd. (“Biozyme”), a wholly-owned subsidiary of Theratase plc. Under the terms of the Supply Agreement, Biozyme will supply the Registrant with hyaluronidase for incorporation into the Registrant’s products. The Registrant is committed to make purchases under the Supply Agreement totaling at least $750,000 over three years. Under the terms of the License Agreement, Biozyme has granted the Registrant a technology license to enable the Registrant to manufacture hyaluronidase (should it choose to do so) for an aggregate license fee of $1.1 million payable in installments over three years.

A copy of the Supply Agreement and the License Agreement are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 7. – Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description
99.1	Amended and Restated Supply Agreement, by and between Biozyme and the Registrant, dated June 16, 2004.

99.2	Technology License Agreement, by and between Biozyme and the Registrant, dated June 16, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

June 21, 2004	By:	/s/ Vicente Anido, Jr., Ph.D.
Vicente Anido, Jr., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amended and Restated Supply Agreement, by and between Biozyme and the Registrant, dated June 16, 2004.

99.2	Technology License Agreement, by and between Biozyme and the Registrant, dated June 16, 2004.